Exhibit 99

                           YARDVILLE NATIONAL BANCORP
                                  Press Release

FOR IMMEDIATE RELEASE
    For further information, contact:
    Stephen F. Carman, EVP & CFO
    (609) 631-6222 or consult "Investor
    Relations" on YNB's website:
    www.ynb.com






                       YNB REPORTS FIRST QUARTER EARNINGS

HAMILTON, N.J., April 22, 2003 -- Yardville National Bancorp (Nasdaq: YANB) today announced results for the first quarter ended March 31, 2003. For the quarter, YNB's net income declined modestly by $139,000 or 4.0% to $3.4 million compared with $3.5 million earned in the first quarter of 2002.

Net interest income, the largest component of YNB's earnings, increased year-to-year by $1.7 million to $12.3 million from $10.6 million at March 31, 2002. This increase was offset by an increase in non-interest expenses as YNB continued to implement its retail strategy and also by a decrease in net securities gains. Net securities gains for the first quarter of 2003 were $151,000 as compared to $643,000 in the first quarter of 2002.

Diluted earnings per share decreased 25.6 percent to $0.32 compared to $0.43 earned in the same period in 2002. The decrease in earnings per share reflects the higher average shares outstanding from the public common stock offering completed in December 2002 and, to a lesser extent, the decrease in net income. YNB sold 2.3 million shares and raised $34.3 million in net new capital from the recently completed common stock offering.

"We experienced year-to-year growth of 15.8 percent in net interest income in the first quarter of 2003," noted YNB Chief Executive Officer and President Patrick M. Ryan. "Low interest rates, however, have delayed the goal of improving the net interest margin. While the uncertain economic climate and its impact on interest rates presents financial challenges in 2003, we believe the steps we are taking to expand our retail franchise will ultimately yield many benefits, including a lower cost of funds," he explained.

YNB continued to experience strong loan and deposit growth in the first quarter of 2003. Commercial loan growth remains a strong driver of YNB's earnings. At March 31, 2003, YNB's total loans increased 18.5 percent over the same date a year ago, reaching $1.25 billion, compared with a total of $1.05 billion at the end of the first quarter of 2002. YNB has worked diligently to sustain asset quality. Nonperforming assets for the comparative period decreased 4.6 percent to $7.4 million from $7.8 million at March 31, 2002, and nonperforming assets as a percent of total assets also decreased to 0.32 percent at March 31, 2003, compared to 0.39 percent at the same date a year ago. The soft economy has had an effect, however, as YNB's net charge offs grew to $860,000 for the quarter ended March 31, 2003 compared with just $46,000 for the same period a year ago. In recognition that uncertainties in the regional economy may persist, which could result in higher levels of nonperforming assets and charge offs, YNB's allowance for loan losses totaled $16.6 million, or 1.33 percent of total loans, covering 297.1 percent of total nonperforming loans, at March 31, 2003.

YNB's ongoing growth in loans continued to be primarily funded by an increasing deposit base. Total deposits at March 31, 2003 rose to $1.34 billion, a 17.8 percent increase over total deposits of $1.14 billion at March 31, 2002. The growth in YNB's deposit base was primarily in interest bearing demand and money market deposits. In addition, in the first quarter of 2003, YNB's "Simply Better Checking" product, introduced in the new markets of Hunterdon, Middlesex and Somerset Counties, attracted $25.4 million in deposits.

YNB Chairman Jay Destribats noted, "Continued growth in deposits will be supported by YNB's new retail marketing campaign, 'Banking on a More Personal Level'. The campaign will feature advertising on billboards and regional advertising in national media as well as local newspapers."

YNB plans to open its first branch in Somerville, Somerset County, NJ in May. "We are continuing our expansion northward," stated Mr. Ryan. "At the same time, we remain focused on further development of our strong core market in Mercer County. Our goal is to further develop YNB's earnings power and increase the value of our retail franchise," concluded Mr. Ryan.

YNB continues to maintain a solid capital structure to fund future growth. At March 31, 2003, the institution's Tier 1 and risk-based capital ratios exceeded those required by regulatory guidelines to be considered well-capitalized. The quarterly cash dividend was increased 4.5% to $0.115 in January, marking the 37th consecutive quarter YNB has paid a cash dividend. In addition, YNB redeemed $11.5 million of 9.25% Trust Preferred Securities on March 31, 2003 with a portion of the proceeds of the new floating rate trust preferred offering completed on February 19, 2003. This transaction is expected to help reduce interest expense in 2003.

As of March 31, 2003, YNB had $2.29 billion in assets, with nineteen branches serving individuals and businesses in Mercer, Hunterdon, Burlington and Middlesex Counties in New Jersey, and Bucks County, Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services with an emphasis on commercial real estate and commercial and industrial lending.

Note Regarding Forward-Looking Statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws, regulatory requirements and Nasdaq standards, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.

                           Yardville National Bancorp
                        Summary of Financial Information
                                   (Unaudited)

                                                                                      Three Months Ended
                                                                                           March 31,
--------------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                                           2003                2002
--------------------------------------------------------------------------------------------------------------------
Stock Information:
Weighted average shares outstanding:
     Basic                                                                            10,397              8,012
     Diluted                                                                          10,565              8,092
Shares outstanding end of period                                                      10,399              8,012
Earnings per share:
     Basic                                                                    $         0.32      $        0.44
     Diluted                                                                            0.32               0.43
Dividends paid per share                                                               0.115               0.11
Book value per share                                                                   14.09              11.55
Closing price per share                                                                17.01              13.45
Closing price to book                                                                 120.72%            116.45%


Key Ratios:
Return on average assets                                                                0.59%              0.71%
Return on average stockholders' equity                                                  9.18              14.72
Net interest margin (tax equivalent)                                                    2.31               2.30
Equity-to-assets at period end                                                          6.40               4.66
Tier 1 leverage ratio (1)                                                               7.77               6.45

Asset Quality Data:
Net loan charge-offs                                                          $          860      $          46

Nonperforming assets as a percentage of total assets                                    0.32%              0.39%

Allowance for loan losses at period end as a percent of:
          Total loans                                                                   1.33               1.34
          Nonperforming loans                                                         297.11             257.39

Nonperforming assets at period end:
     Nonperforming loans                                                      $        5,574      $       5,457
     Other real estate                                                                 1,848              2,322
                                                                              --------------      -------------
          Total nonperforming assets                                          $        7,422      $       7,779
                                                                              ==============      =============

(1) Tier 1 leverage ratio is Tier 1 capital to adjusted average assets

                   Yardville National Bancorp and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)

                                                                         Three Months Ended
                                                                             March 31,
-----------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                                2003               2002
-----------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans                                         $      20,054      $       17,569
Interest on deposits with banks                                                7                  16
Interest on securities available for sale                                  8,807              10,160
Interest on investment securities:
    Taxable                                                                   58                 263
    Exempt from Federal income tax                                           631                 582
Interest on Federal funds sold                                               211                 302
-----------------------------------------------------------------------------------------------------
    Total Interest Income                                                 29,768              28,892
-----------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on savings account deposits                                       2,640               2,784
Interest on certificates of deposit of $100,000 or more                    1,058               1,385
Interest on other time deposits                                            3,853               4,633
Interest on borrowed funds                                                 9,034               8,667
Interest on trust preferred securities                                       854                 775
-----------------------------------------------------------------------------------------------------
     Total Interest Expense                                               17,439              18,244
-----------------------------------------------------------------------------------------------------
     Net Interest Income                                                  12,329              10,648
Less provision for loan losses                                               600                 550
-----------------------------------------------------------------------------------------------------
     Net Interest Income After Provision for Loan Losses                  11,729              10,098
-----------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Service charges on deposit accounts                                          547                 516
Securities gains, net                                                        151                 643
Bank owned life insurance                                                    509                 411
Other non-interest income                                                    365                 332
-----------------------------------------------------------------------------------------------------
     Total Non-Interest Income                                             1,572               1,902
-----------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
Salaries and employee benefits                                             5,017               4,242
Occupancy expense, net                                                     1,026                 817
Equipment expense                                                            690                 544
Other non-interest expense                                                 1,914               1,596
-----------------------------------------------------------------------------------------------------
     Total Non-Interest Expense                                            8,647               7,199
-----------------------------------------------------------------------------------------------------
Income before income tax expense                                           4,654               4,801
Income tax expense                                                         1,298               1,306
-----------------------------------------------------------------------------------------------------
     Net Income                                                    $       3,356      $        3,495
-----------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                                              $        0.32      $         0.44
Diluted                                                                     0.32                0.43
-----------------------------------------------------------------------------------------------------
Weighted average shares outstanding:
Basic                                                                     10,397               8,012
Diluted                                                                   10,565               8,092
-----------------------------------------------------------------------------------------------------

                            Yardville National Bancorp and Subsidiaries
                               Consolidated Statements of Condition
                                            (Unaudited)

                                                              March 31,             Dec. 31,
---------------------------------------------------------------------------------------------
(in thousands)                                          2003           2002           2002
---------------------------------------------------------------------------------------------
Assets:
Cash and due from banks                             $    31,592    $    21,281    $    28,608
Federal funds sold                                       74,060         77,960         72,485
---------------------------------------------------------------------------------------------
   Cash and Cash Equivalents                            105,652         99,241        101,093
---------------------------------------------------------------------------------------------
Interest bearing deposits with banks                        872          3,037          2,501
Securities available for sale                           813,775        711,751        820,665
Investment securities                                    60,551         65,414         54,690
Loans                                                 1,245,661      1,051,496      1,195,143
   Less: Allowance for loan losses                      (16,561)       (14,046)       (16,821)
---------------------------------------------------------------------------------------------
   Loans, net                                         1,229,100      1,037,450      1,178,322
Bank premises and equipment, net                         12,118         11,115         12,208
Other real estate                                         1,848          2,322          1,048
Bank owned life insurance                                41,340         32,141         40,850
Other assets                                             23,373         24,737         20,081
---------------------------------------------------------------------------------------------
   Total Assets                                     $ 2,288,629    $ 1,987,208    $ 2,231,458
---------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity:
Deposits
   Non-interest bearing                             $   137,836    $   114,129    $   126,183
   Interest bearing                                   1,201,266      1,022,436      1,146,103
---------------------------------------------------------------------------------------------
   Total Deposits                                     1,339,102      1,136,565      1,272,286
---------------------------------------------------------------------------------------------
Borrowed funds
   Securities sold under agreements to repurchase        10,000         10,000         10,000
   Federal Home Loan Bank advances                      736,000        695,006        746,000
   Obligation for Employee Stock Ownership
      Plan (ESOP)                                           300            700            400
   Other                                                    660          1,306          1,311
---------------------------------------------------------------------------------------------
   Total Borrowed Funds                                 746,960        707,012        757,711
---------------------------------------------------------------------------------------------
Trust preferred securities                               36,000         32,500         32,500
Other liabilities                                        20,081         18,614         23,022
---------------------------------------------------------------------------------------------
   Total Liabilities                                $ 2,142,143    $ 1,894,691    $ 2,085,519
---------------------------------------------------------------------------------------------

Stockholders' equity:
   Common stock: no par value                            89,377         54,337         89,297
   Surplus                                                2,205          2,205          2,205
   Undivided profits                                     52,793         42,785         50,633
   Treasury stock, at cost                               (3,154)        (3,030)        (3,154)
   Unallocated ESOP shares                                 (300)          (700)          (400)
   Accumulated other comprehensive income (loss)          5,565         (3,080)         7,358
---------------------------------------------------------------------------------------------
     Total Stockholders' Equity                         146,486         92,517        145,939
---------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity     $ 2,288,629    $ 1,987,208    $ 2,231,458
---------------------------------------------------------------------------------------------

                                Financial Summary
                       Average Balances, Yields and Costs
                                   (Unaudited)

                                                                                  Three Months Ended
                                                                                    March 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                                                                                     Average
                                                                         Average                      Yield/
(in thousands)                                                           Balance         Interest      Cost
--------------------------------------------------------------------------------------------------------------------
INTEREST EARNING ASSETS:
Deposits with other banks                                             $      1,395    $           7        2.01%
Federal funds sold                                                          74,602              211        1.13
Securities                                                                 900,750            9,496        4.22
Loans (1)                                                                1,216,904           20,054        6.59
--------------------------------------------------------------------------------------------------------------------
      Total interest earning assets                                   $  2,193,651    $      29,768        5.43%
--------------------------------------------------------------------------------------------------------------------
NON-INTEREST EARNING ASSETS:
Cash and due from banks                                               $     23,590
Allowance for loan losses                                                  (16,480)
Premises and equipment, net                                                 12,153
Other assets                                                                62,077
--------------------------------------------------------------------------------------------------------------------
      Total non-interest earning assets                                     81,340
--------------------------------------------------------------------------------------------------------------------
Total assets                                                          $  2,274,991
--------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:
Deposits:
   Savings, money markets and interest bearing demand                 $    571,627    $       2,640        1.85%
   Certificates of deposit of $100,000 or more                             137,659            1,058        3.07
   Other time deposits                                                     465,956            3,853        3.31
--------------------------------------------------------------------------------------------------------------------
      Total interest bearing deposits                                    1,175,242            7,551        2.57
Borrowed funds                                                             757,238            9,034        4.77
Trust preferred securities                                                  38,269              854        8.93
--------------------------------------------------------------------------------------------------------------------
      Total interest bearing liabilities                              $  1,970,749    $      17,439        3.54%
--------------------------------------------------------------------------------------------------------------------
NON-INTEREST BEARING LIABILITIES:
Demand deposits                                                       $    120,343
Other liabilities                                                           37,640
Stockholders' equity                                                       146,259
--------------------------------------------------------------------------------------------------------------------
      Total non-interest bearing liabilities and
       stockholders' equity                                           $    304,242
--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                            $  2,274,991
--------------------------------------------------------------------------------------------------------------------

Interest rate spread (2)                                                                                   1.89%
--------------------------------------------------------------------------------------------------------------------

Net interest income and margin (3)                                                    $      12,329        2.25%
--------------------------------------------------------------------------------------------------------------------

Net interest income and margin
     (tax equivalent basis)(4)                                                        $      12,665        2.31%
--------------------------------------------------------------------------------------------------------------------

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has increased interest income by $336,000 and $327,000 for the three month periods ended March 31, 2003 and 2002, respectively.

                                Financial Summary
                       Average Balances, Yields and Costs
                                   (Unaudited)


                                                                                  Three Months Ended
                                                                                    March 31, 2002
--------------------------------------------------------------------------------------------------------------------
                                                                                                     Average
                                                                         Average                      Yield/
(in thousands)                                                           Balance         Interest      Cost
--------------------------------------------------------------------------------------------------------------------
INTEREST EARNING ASSETS:
Deposits with other banks                                             $      2,637    $          16        2.43%
Federal funds sold                                                          73,934              302        1.63
Securities                                                                 810,717           11,005        5.43
Loans (1)                                                                1,018,134           17,569        6.90
--------------------------------------------------------------------------------------------------------------------
      Total interest earning assets                                   $  1,905,422    $      28,892        6.07%
--------------------------------------------------------------------------------------------------------------------
NON-INTEREST EARNING ASSETS:
Cash and due from banks                                               $     22,239
Allowance for loan losses                                                  (13,535)
Premises and equipment, net                                                 11,034
Other assets                                                                50,687
--------------------------------------------------------------------------------------------------------------------
      Total non-interest earning assets                                     70,425
--------------------------------------------------------------------------------------------------------------------
Total assets                                                          $  1,975,847
--------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:
Deposits:
   Savings, money markets and interest bearing demand                 $    424,771    $       2,784        2.62%
   Certificates of deposit of $100,000 or more                             148,889            1,385        3.72
   Other time deposits                                                     442,876            4,633        4.18
--------------------------------------------------------------------------------------------------------------------
      Total interest bearing deposits                                    1,016,536            8,802        3.46
Borrowed funds                                                             708,516            8,667        4.89
Trust preferred securities                                                  32,500              775        9.54
--------------------------------------------------------------------------------------------------------------------
      Total interest bearing liabilities                              $  1,757,552    $      18,244        4.15%
--------------------------------------------------------------------------------------------------------------------
NON-INTEREST BEARING LIABILITIES:
Demand deposits                                                       $    109,574
Other liabilities                                                           13,773
Stockholders' equity                                                        94,948
--------------------------------------------------------------------------------------------------------------------
      Total non-interest bearing liabilities and
       stockholders' equity                                           $    218,295
--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                            $  1,975,847
--------------------------------------------------------------------------------------------------------------------

Interest rate spread (2)                                                                                   1.92%
--------------------------------------------------------------------------------------------------------------------

Net interest income and margin (3)                                                    $      10,648        2.24%
--------------------------------------------------------------------------------------------------------------------

Net interest income and margin
     (tax equivalent basis)(4)                                                        $      10,975        2.30%
--------------------------------------------------------------------------------------------------------------------

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has increased interest income by $336,000 and $327,000 for the three month periods ended March 31, 2003 and 2002, respectively.